Exhibit 99.2

                                                         Citizens Communications
                                                         3 High Ridge Park
                                                         Stamford, CT  06905
                                                         203.614.5600
                                                         Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contacts:
Financial Community                           Media
Alan H. Oshiki, Assistant Vice President      Brigid M. Smith, Assistant Vice
Corporate Communications                      President Investor Relations
(203) 614-5629                                (203) 614-5042
aoshiki@czn.com                               bsmith@czn.com


                 Citizens Communications Now Providing Telephone
                     Service To More Than 130,000 Minnesota
                       Residential and Business Customers

STAMFORD, Conn., Sept. 5, 2000 - On Aug. 31, Citizens Communications (NYSE:CZN, CZNPr) completed the purchase of approximately 133,000 telephone access lines in Minnesota from GTE (now Verizon Communications, NYSE:VZ). The purchase is part of 1999 agreements to acquire nearly 1 million telephone access lines from GTE and U S WEST (now Qwest. NYSE:Q). The Minnesota transaction, the second of these purchases to close, follows the closing of Nebraska on June 30.

On July 12, Citizens Communications entered into a definitive agreement to acquire Frontier Corp.'s 1.1 million telephone access lines from Global Crossing Ltd. (NASDAQ:GBLX) which, along with the acquisitions agreed to with GTE and U S WEST, will bring the number of access lines that Citizens will serve to more than 3 million. All of these transactions are expected to be completed within 12 months.

Citizens Communications now owns and operates all of GTE's local telephone exchanges in Minnesota. All customer accounts have been transferred to Citizens Communications. Additionally, all 125 GTE personnel in Minnesota have now become employees of Citizens Communications.

About Citizens Communications

Citizens Communications provides telecommunications services to more than 1.1 million customers in 15 states. In 1999 and 2000, Citizens agreed to purchase over 2 million additional access lines in 19 states. Citizens also owns 85.66% of Electric Lightwave, Inc. (NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States. More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company's target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.